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                                                                      Exhibit 15

                  ACKNOWLEDGMENT LETTER OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
KeyCorp

We are aware of the incorporation by reference in the following KeyCorp ("Key") Registration Statements of our review report, dated April 14, 2003, relating to the unaudited condensed consolidated interim financial statements of Key, included in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

Form S-3 No. 33-58405
Form S-3 No. 333-10577          (Post-Effective Amendment No. 1)
Form S-3 No. 333-55959
Form S-3 No. 333-64601
Form S-3 No. 333-59175
Form S-3 No. 333-76619          (Post-Effective Amendment No. 1)
Form S-3 No. 333-88063
Form S-3 No. 333-50802
Form S-3 No. 333-56258
Form S-3 No. 333-63104
Form S-3 No. 333-73380          (Amendment No. 1)
Form S-3 No. 333-88934          (Amendment No. 1)

Form S-4 No. 33-31569
Form S-4 No. 33-44657
Form S-4 No. 33-51717
Form S-4 No. 33-55573
Form S-4 No. 33-57329
Form S-4 No. 33-61539
Form S-4 No. 333-19151
Form S-4 No. 333-61025

Form S-8 No. 2-97452
Form S-8 No. 33-21643
Form S-8 No. 333-49609
Form S-8 No. 333-49633
Form S-8 No. 333-65391
Form S-8 No. 333-70669
Form S-8 No. 333-70703
Form S-8 No. 333-70775
Form S-8 No. 333-72189
Form S-8 No. 333-92881
Form S-8 No. 333-45320
Form S-8 No. 333-45322
Form S-8 No. 333-99493
Form S-8 No. 333-99495

Form S-8 No. 33-31569           (Post-Effective Amendment No. 1 to Form S-4)
Form S-8 No. 33-51717           (Post-Effective Amendment No. 1 to Form S-4)
Form S-8 No. 33-44657           (Post-Effective Amendment No. 1 to Form S-4)
Form S-8 No. 333-61025          (Post-Effective Amendment No. 1 to Form S-4)

                                                      /s/ Ernst & Young LLP
Cleveland, Ohio
May 8, 2003